 Exhibit 1.1

MDS ENERGY PUBLIC 2013 PROGRAM

MDS SECURITIES, LLC

FORM OF DEALER-MANAGER AGREEMENT

MDS SECURITIES, LLC

DEALER-MANAGER AGREEMENT

TABLE OF CONTENTS

Page

1. Description of Program and Units	1
2. Representations, Warranties and Agreements of the Managing General Partner	2
3. Grant of Authority to the Dealer-Manager	3
4. Compensation and Fees	3
5. Covenants of the Managing General Partner	5
6. Representations and Warranties of the Dealer-Manager	6
7. State Securities Registration	11
8. Expense of Sale	11
9. Conditions of the Dealer-Manager’s Duties	12
10. Conditions of the Managing General Partner’s Duties	12
11. Indemnification	12
12. Representations and Agreements to Survive Delivery	13
13. Termination	13
14. Notices	13
15. Format of Checks/Escrow Agent	14
16. Transmittal Procedures	14
17. Parties	15
18. Relationship	15
19. Effective Date	15
20. Entire Agreement, Waiver	15
21. Governing Law	15
22. Complaints	15
23. Privacy	16
24. Anti-Money Laundering Provision	17
25. Acceptance	18

Exhibit A – Form of Escrow Agreement

Exhibit B – Selling Dealer Agreement

MDS SECURITIES, LLC

DEALER-MANAGER AGREEMENT

(Best Efforts)

MDS Securities, LLC

409 Butler Road

Kittanning, Pennsylvania 16201

RE: MDS ENERGY PUBLIC 2013 PROGRAM

Gentlemen:

MDS Energy Public 2013 Program (the “Program”) is a series of up to three limited partnerships formed under the Delaware Revised Uniform Limited Partnership Act as described below. These limited partnerships are sometimes referred to in this Agreement in the singular as a “Partnership” or in the plural as the “Partnerships.” MDS Energy Development, LLC, a Pennsylvania limited liability company, is the “Managing General Partner” of each Partnership. The Managing General Partner on behalf of the Partnerships hereby confirms its agreement with you, as Dealer-Manager, as follows:

1.            Description of Program and Units.

(a)          The Managing General Partner is the sole managing general partner of the following limited partnerships in the Program:

(i)               MDS Energy Public 2013-A LP;

(ii)              MDS Energy Public 2014-A LP; and

(iii)             MDS Energy Public 2014-B LP.

(b)          On behalf of the Program and the Partnerships, a Registration Statement on Form S-1 relating to the offer and sale of the limited partner and investor general partner interests in the Partnerships (the “Units”) was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement has been declared effective by the Commission, and the Partnerships and the Units are described in the Prospectus that forms a part of the Registration Statement. As used in this Agreement, the terms “Prospectus” and “Registration Statement” refer solely to the Prospectus and Registration Statement, as amended, described above, except that:

(i)            from and after the date on which any post-effective amendment to the Registration Statement is declared effective by the Commission, the term “Registration Statement” shall refer to the Registration Statement as amended by that post-effective amendment, and the term “Prospectus” shall refer to the Prospectus then forming a part of the Registration Statement; and

(ii)          if the Prospectus filed by the Managing General Partner pursuant to Rule 424(b) or (c) promulgated by the Commission under the Act differs from the Prospectus on file with the Commission at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant thereto from and after the date on which it was filed.

(c)          Terms defined in the Prospectus and not otherwise defined in this Agreement shall have the meanings set forth in the Prospectus.

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(d)          The Units will be sold at a price of $10,000 per Unit subject to the discounts for certain classes of investors described in the “Plan of Distribution” section of the Prospectus . Subject to the receipt and acceptance by the Managing General Partner of the minimum subscription proceeds of $2,000,000 in a Partnership by the Offering Termination Date for each Partnership as described in the Prospectus (the “Offering Termination Date”), the Managing General Partner may break escrow and use the subscription proceeds for the Partnership’s drilling activities, which is referred to as the “Initial Closing Date.” Also, the maximum subscription proceeds of all of the Partnerships, in the aggregate, must not exceed the registered amount of $300 million.

The Managing General Partner will notify you and the “Selling Dealers,” as defined below, of the Initial Closing Date and Offering Termination Date for each Partnership.

2.            Representations, Warranties and Agreements of the Managing General Partner. The Managing General Partner represents and warrants to and agrees with you that:

(a)	The Partnerships composing the Program have a currently effective Registration Statement on Form S-1, including a final Prospectus, for the registration of the Units under the Act as described in Section 1 of this Agreement.
(b)	The Managing General Partner shall provide to you for delivery to all offerees and purchasers and their representatives the information and documents that the Managing General Partner deems appropriate to comply with the Act and applicable state securities acts, which are referred to as the “Blue Sky” laws.
(c)	The Units when issued will be duly authorized and validly issued as set forth in the Partnership Agreement of each Partnership, the form of which is included as Exhibit (A) to the Prospectus, and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of formation of the Partnerships or of any jurisdiction to the laws of which a Partnership is subject.
(a)	Each Partnership was duly formed under the laws of the State of Delaware and is validly existing as a limited partnership in good standing under the laws of Delaware with full power and authority to own its properties and conduct its business as described in the Prospectus. Each Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the Managing General Partner deems the qualification necessary to assure limited liability of the limited partners.
(b)	This Agreement, when executed by you, will be a valid and binding agreement of each Partnership and the Managing General Partner, duly authorized, executed and delivered by them and enforceable in accordance with its terms except as may be limited by the effect of bankruptcy, insolvency, moratorium, preferential or fraudulent conveyance or other laws or equitable principles relating to or affecting the rights of creditors generally, general principles of equity, and public policy relating to claims for indemnification for securities laws violations.
(c)	The Prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading.

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3.	Grant of Authority to the Dealer-Manager.

(a)          Based on the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Managing General Partner appoints you as the Dealer-Manager for the Partnerships and gives you the exclusive right to solicit subscriptions for the Units on a “best efforts” basis in all states during the offering period for each Partnership as described in the Prospectus.

(b)          You agree to use your best efforts to effect sales of the Units and to form and manage a selling group composed of soliciting broker/dealers, which are referred to as the “Selling Dealers,” each of which shall be a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and shall enter into a “Selling Dealer Agreement” in substantially the form attached to this Agreement as Exhibit B.

(c)          The Managing General Partner shall have three business days after the receipt of an executed Selling Dealer Agreement to refuse that Selling Dealer’s participation.

4.	Compensation and Fees.

(a)	Pending receipt of each Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4(d) below and subject to the discounts for certain classes of investors described in the “Plan of Distribution” section of the Prospectus , as Dealer-Manager you shall receive from the Managing General Partner the following compensation, based on each Unit sold to investors in a Partnership whose subscriptions for Units are accepted by the Managing General Partner:

(i)            a 3% Dealer-Manager fee; and

(ii)           a 7% Sales Commission.

(b)	All of the 7% Sales Commission shall be reallowed to the Selling Dealers as described in the Selling Dealer Agreement with each Selling Dealer.

In addition, you shall receive from the Managing General Partner reimbursement of the Selling Dealers’ reasonable bona fide due diligence expenses that have actually been incurred in connection with the Program, all of which shall be reallowed to the Selling Dealers, provided that any bill presented by a Selling Dealer to you for reimbursement of costs associated with the Selling Dealer’s due diligence activities must be detailed and itemized and permitted pursuant to the rules and regulations of FINRA.

Also, you shall use a portion of your Dealer-Manager fees to pay up to a nonaccountable 1.0% marketing fee to the Selling Dealers, which may be reduced, in your discretion, in an amount equal to your, or the Managing General Partner’s, costs to participate in the Selling Dealers’ national or regional sales conferences.

You may use a portion of your Dealer-Manager fees to pay for permissible non-cash compensation. Under Rule 2810 of the FINRA Conduct Rules, non-cash compensation means any form of compensation received in connection with the sale of the Units that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging. Permissible non-cash compensation includes the following:

(i)	an accountable reimbursement for training and education meetings for associated persons of the Selling Dealers;
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(ii)          gifts that do not exceed $100 per year and are not preconditioned on achievement of a sales target;

(iii)         an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment, which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and

(iv)	contributions to a non-cash compensation arrangement between a Selling Dealer and its associated persons, provided that neither the Managing General Partner nor the Dealer-Manager directly or indirectly participates in a Selling Dealer’s organization of a permissible non-cash compensation arrangement.

You and the Managing General Partner are responsible for ensuring that all non-cash compensation arrangements comply with FINRA Conduct Rule 2810. For example, payments or reimbursements by you or the Managing General Partner may be made in connection with meetings held by you or the Managing General Partner for the purpose of training or education of registered representatives of a Selling Dealer, only if the following conditions are met:

(i)           the registered representative obtains his Selling Dealer’s prior approval to attend the meeting and attendance by the registered representative is not conditioned by his Selling Dealer on the achievement of a sales target;

(ii)          the location of the training and education meeting is appropriate to the purpose of the meeting as defined in FINRA Conduct Rule 2810;

(iii)         the payment or reimbursement is not applied to the expenses of guests of the registered representative;

(iv)         the payment or reimbursement by you or the Managing General Partner is not conditioned by you or the Managing General Partner on the achievement of a sales target; and

(v)          the recordkeeping requirements are met.

Notwithstanding the above, you may reallow up to the entire 3% Dealer-Manager fee to the Selling Dealers. You shall retain any of the 3% Dealer-Manager fee not reallowed to the Selling Dealers as described above.

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(c)          Pending receipt and acceptance by the Managing General Partner of the minimum subscription proceeds of $2,000,000 in each Partnership, or the receipt of the minimum subscription proceeds with respect to Pennsylvania subscribers as provided in Section 6 of the Escrow Agreement, the form of which is attached to this Agreement as Exhibit A, excluding any optional subscription of the Managing General Partner and its Affiliates and the subscription discounts described in the “Plan of Distribution” section of the Prospectus , all proceeds received by you from the sale of Units in each Partnership shall be held in a separate interest bearing escrow account as provided in Section 15 of this Agreement.

Unless at least the minimum subscription proceeds of $2,000,000 as described above are received on or before the Offering Termination Date of a Partnership as described in Section 1 of this Agreement, the offering of Units in that Partnership shall be terminated, in which event:

(i)           none of your compensation as set forth in Section 4(a) of this Agreement shall be payable to you;

(ii)          all funds advanced by subscribers shall be returned to them with interest earned; and

(iii)         you shall deliver a termination letter in the form provided to you by the Managing General Partner to each of the subscribers and to each of the offerees previously solicited by you and the Selling Dealers in connection with the offering of the Units.

(d)          Except as otherwise provided below, the Dealer-Manager fee, Sales Commissions, and other fees and reimbursements set forth in Section 4(a) of this Agreement shall be paid to you within five business days after the following:

(i)           at least the minimum subscription proceeds of $2,000,000 as described above have been received by the respective Partnership and accepted by the Partnership; and

(ii)          the subscription proceeds have been released from the escrow account to the Partnership.

You shall reallow to the Selling Dealers and the wholesalers their respective fees, reimbursements, and Sales Commissions as set forth in Section 4(b) of this Agreement.

Thereafter, your Dealer-Manager fees, reimbursements and Sales Commissions shall be paid to you and shall be reallowed to the Selling Dealers and wholesalers as described above approximately every two weeks until the respective Partnership’s Offering Termination Date. All your remaining Dealer-Manager fees, reimbursements, and Sales Commissions shall be paid to you by the Managing General Partner no later than fourteen business days after the respective Partnership’s Offering Termination Date.

5.	Covenants of the Managing General Partner. The Managing General Partner covenants and agrees that:

(a)          The Managing General Partner shall deliver to you ample copies of the Prospectus and all amendments or supplements to the Prospectus.

(b)          If any event affecting a Partnership or the Managing General Partner occurs that in the opinion of the Managing General Partner should be set forth in a supplement or amendment to the Prospectus, then the Managing General Partner shall promptly at its expense prepare and furnish to you a sufficient number of copies of a supplement or amendment to the Prospectus so that it, as so supplemented or amended, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading.

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6.	Representations and Warranties of the Dealer-Manager. You, as the Dealer-Manager, represent and warrant to the Managing General Partner and the Partnerships that:

  (a)        You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations under this Agreement.

  (b)        This Agreement when accepted and approved by you shall be duly authorized, executed, and delivered by you and shall be a valid and binding agreement on your part in accordance with its terms.

  (c)        The consummation of the transactions contemplated by this Agreement and the Prospectus shall not result in the following:

(i)           any breach of any of the terms or conditions of, or a default under your Articles of Incorporation or Bylaws, or any other indenture, agreement, or instrument to which you are a party or by which you are bound; or

(ii)          any violation of any order applicable to you of any court or regulatory body or administrative agency having jurisdiction over you or your affiliates.

  (d)        You are duly registered under the provisions of the Securities Exchange Act of 1934 (the “Act of 1934”), as a broker or dealer, and you are a member in good standing of FINRA. You are duly registered as a broker/dealer in the states where you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units in each Partnership, and you agree to comply with all statutes and other requirements applicable to you as a broker/dealer under those registrations.

  (e)        Pursuant to your appointment as Dealer-Manager, you shall use your best efforts to exercise the supervision and control that you deem necessary and appropriate to the activities of you and the Selling Dealers to comply with all the provisions of the Act, insofar as the Act applies to your and their activities under this Agreement. Further, you and the Selling Dealers shall not engage in any activity which would cause the offer and/or sale of the Units not to comply with the Act, the Act of 1934, the applicable rules and regulations of the Commission , the applicable state securities laws and regulations, this Agreement, and applicable FINRA or NASD Conduct Rules, including Rules 2420, 2730, 2740, 2750, and Rules 2810(b)(2) and (b)(3), which provide as follows:

Sec. (b)(2)

Suitability

(A)	A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B).

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(B)         In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

(i)	have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:
a.	the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program;
b.	the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and
c.	the program is otherwise suitable for the participant; and
(ii)	maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.
(C)	Notwithstanding the provisions of subparagraphs (A) and (B) hereof, no member shall execute any transaction in direct participation program in a discretionary account without prior written approval of the transaction by the customer.
(D)	Subparagraphs (A) and (B), and, only in situations where the member is not affiliated with the direct participation program, subparagraph (C) shall not apply to:

(i)           a secondary public offering of or a secondary market transaction in a unit, depositary receipt, or other interest in a direct participation program that is listed on a national securities exchange; or

(ii)          an initial public offering of a unit, depositary receipt or other interest in a direct participation program for which an application for listing on a national securities exchange has been approved by such exchange and the applicant makes a good faith representation that it believes such listing on an exchange will occur within a reasonable period of time following the formation of the program.

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Sec. (b)(3)

Disclosure

(A)	Prior to participating in a public offering of a direct participation program or REIT, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.
(B)	In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

(i)           items of compensation;

(ii)          physical properties;

(iii)         tax aspects;

(iv)          financial stability and experience of the sponsor;

(v)          the program’s conflict and risk factors; and

(vi)         appraisals and other pertinent reports.

(C)	For purposes of subparagraphs (A) or (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:
(i)	the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;
(ii)	the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and
(iii)	no member that participated in the inquiry is a sponsor of the program or an affiliate of such sponsor.

(D)         Prior to executing a purchase transaction in a direct participation program or a REIT, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program or REIT during the term of the investment. Included in the pertinent facts shall be information regarding whether the sponsor has offered prior programs or REITs in which disclosed in the offering materials was a date or time period at which the program or REIT might be liquidated, and whether the prior program(s) or REIT(s) in fact liquidated on or around that date or during the time period; provided however, this subparagraph (D) shall not apply to an initial or secondary public offering of or a secondary market transaction in a unit, depositary receipt or other interest in a direct participation program that meets the criteria in paragraph (b)(2)(D) (i) or (ii).

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You and the Selling Dealers shall maintain records on the information used to determine that the investment in the Units is suitable and appropriate for each subscriber, and shall maintain these records for at least six years after the Offering Termination Date for the respective Partnership.

  (f)         You agree to advise the Managing General Partner in writing of each jurisdiction in which you and the Selling Dealers propose to offer or sell the Units; and you shall not nor shall you permit any Selling Dealer to offer or sell the Units in any jurisdiction until you have been advised in writing by the Managing General Partner, or the Managing General Partner’s special counsel, that the offer or sale of the Units:

(i)            has been qualified in the jurisdiction;

(ii)           is exempt from the qualification requirements imposed by the jurisdiction; or

(iii)          the qualification is otherwise not required.

  (g)        You and the Selling Dealers have received copies of the Prospectus Folders (as defined below) relating to the Units and you and the Selling Dealers will rely only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

You agree and shall require the Selling Dealers to agree to deliver a copy of the Prospectus to each subscriber to whom you and the Selling Dealers offer and sell the Units at or before the completion of any sale of Units to such subscriber, which sale shall be deemed, for the purposes of this Agreement to occur on the date on which that subscriber’s subscription funds are delivered to the escrow agent, or earlier if required by the Blue Sky or securities laws of any state. Unless advised otherwise by the Managing General Partner or the Dealer-Manager, you and the Selling Dealers may choose to provide each offeree with the following approved sales materials, which are collectively referred to as the “Sales Literature”:

(i)            a brochure entitled “MDS Energy Public 2013 Program”;

(ii)           a term sheet entitled “MDS Energy Public 2013 Program”;

(iii)          a brochure entitled “MDS Energy Public 2013 Program – Tax Tips”;

(iv)          a powerpoint presentation and script entitled “MDS Energy Public 2013 Program”;

(v)           a fund fact sheet entitled “MDS Energy Public 2013 Program”; and

(vi)          possibly other supplementary materials.

Any such Sales Literature, if distributed, must have been preceded or accompanied by the Prospectus.

(h)          You and the Selling Dealers agree that you and the Selling Dealers shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any Web site, newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media)without:

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(i)           the prior written approval of the Managing General Partner; and

(i)            the prior written approval of the form and content thereof by the Commission, FINRA and the securities authorities of the states where such advertisement or solicitation is to be circulated.

Any such advertisements or solicitations shall be at your expense.

 (i)          If a supplement or amendment to the Prospectus is prepared and delivered to you by the Managing General Partner, you agree and shall require any Selling Dealer to agree as follows:

(i)           to distribute each supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and/or the Selling Dealer; and

(ii)          to include each supplement or amendment in all future deliveries of any Prospectus.

(j)	In connection with any offer or sale of the Units, you agree and shall require any Selling Dealer to agree to the following:

(i)           to comply in all respects with statements set forth in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

(ii)          not to make any statement inconsistent with the statements in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

(iii)         not to make any untrue statement of a material fact or omit to state a material fact required to be made or necessary in order to make statements made, in light of the circumstances under which they were made, not misleading in connection with the Partnerships, the Units or the offering; and

(iv)         not to provide any written information, statements, or sales materials other than the Prospectus, the Sales Literature and any supplements or amendments to the Prospectus unless approved in writing by the Managing General Partner.

(k)          You agree to use your best efforts in the solicitation and sale of the Units and to coordinate and supervise the efforts of the Selling Dealers, and you shall require any Selling Dealer to agree to use its best efforts in the solicitation and sale of the Units, including that:

(i)	the prospective purchasers meet the suitability requirements set forth in the Prospectus, the Subscription Agreement, and this Agreement; and
(ii)	the prospective purchasers properly complete and execute the Subscription Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) of the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by the Managing General Partner to be completed by prospective purchasers.

The Managing General Partner shall have the right to reject any subscription at any time for any reason without liability to it. Subscription funds and executed Subscription Agreements shall be transmitted as set forth in Section 16 of this Agreement.

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(l)           You agree and covenant that:

i.	the representations and warranties you make in this Agreement are and shall be true and correct at the applicable closing date; and
ii.	you shall have fulfilled all your obligations under this Agreement at the applicable closing date.

(m)         You represent that you have or will execute the Escrow Agreement for each Partnership and agree that you are bound by the terms of the Escrow Agreement, the form of which is attached to this Agreement as Exhibit A.

7.	State Securities Registration. Incident to the offer and sale of the Units, the Managing General Partner shall use its best efforts either in taking:

(a)          all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Units for sale under the securities laws of the jurisdictions requested by you; or

(b)          any necessary action and filing any necessary forms deemed reasonable by it in order to obtain an exemption from qualification or registration in those jurisdictions.

Notwithstanding, the Managing General Partner may elect not to qualify or register Units or seek an exemption in any state or jurisdiction for any reason in its sole discretion. The Managing General Partner shall inform you as to the states and jurisdictions in which the Units have been qualified or registered for sale or are exempt under the respective securities or Blue Sky laws of those states and jurisdictions. The Managing General Partner, however, has not assumed and will not assume any obligation or responsibility as to your right or any Selling Dealer’s right to act as a broker/dealer with respect to the Units in any state or jurisdiction.

The Managing General Partner shall provide to you and the Selling Dealers for delivery to all offerees and purchasers and their representatives any additional information, documents, and instruments that the Managing General Partner deems necessary to comply with the rules, regulations, and judicial and administrative interpretations in those states and jurisdictions for the offer and sale of the Units in those states.

The Managing General Partner shall file all post-offering forms, documents, or materials and take all other actions required by the states and jurisdictions in which the offer and sale of Units have been qualified, registered, or are exempt. However, the Managing General Partner shall not be required to take any action, make any filing, or prepare any document necessary or required in connection with your status or any Selling Dealer’s status as a broker/dealer under the laws of any state or jurisdiction.

The Managing General Partner shall provide you with copies of all applications, filings, correspondence, orders, other documents, or instruments relating to any application for qualification, registration, exemption, or other approval under applicable state or Federal securities laws for the offering.

8.	Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

(a)          The Managing General Partner shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its attorneys and accountants and all fees and expenses of registering or qualifying the Units for offer and sale in the states and jurisdictions as set forth in Section 7 of this Agreement, or obtaining exemptions from qualification or registration, even if the offering of the Partnerships is not successfully completed.

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(b)          You shall pay all expenses incident to the performance of your obligations under this Agreement, including the formation and management of the selling group and the fees and expenses of your own counsel and accountants, even if the offering of the Partnerships is not successfully completed.

9.	Conditions of the Dealer-Manager’s Duties. Your obligations under this Agreement shall be subject to the accuracy, as of the date of this Agreement and at the applicable closing date of:

(a)           the Managing General Partner’s representations and warranties made in this Agreement; and

(b)           to the performance by the Managing General Partner of its obligations under this Agreement.

10.	Conditions of the Managing General Partner’s Duties. The Managing General Partner’s obligations provided under this Agreement, including the duty to pay compensation to you as set forth in Section 4 of this Agreement, shall be subject to the following:

(a)          the accuracy, as of the date of this Agreement and at the applicable closing date of each Partnership as if made at the applicable closing date, of your representations and warranties made in this Agreement;

(b)          the performance by you of your obligations under this Agreement; and

(c)          the Managing General Partner’s receipt, at or before the applicable closing date of each Partnership, of a fully executed Subscription Agreement from each prospective purchaser, as required by Section 6(k) of this Agreement.

11.	Indemnification.

(a)          You and the Selling Dealers shall indemnify and hold harmless the Managing General Partner, each Partnership and its attorneys against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on your agreements with the Selling Dealers or your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and you and the Selling Dealers shall reimburse them for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

(b)          The Managing General Partner shall indemnify and hold you and the Selling Dealers harmless against any losses, claims, damages or liabilities, joint or several, to which you and the Selling Dealers may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the Managing General Partner’s breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and the Managing General Partner shall reimburse you and the Selling Dealers for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

(c)          The foregoing indemnity agreements shall extend on the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

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(d)          Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall, if a claim in respect of the action is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement of the action; but the omission to promptly notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party. If any action is brought against an indemnified party, it shall notify the indemnifying party of the commencement of the action, and the indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified and indemnifying parties. After the indemnified party has received notice from the agreed on counsel that the defense of the action under this paragraph has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action other than with respect to the agreed on counsel who assumed the defense of the action.

12.	Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Managing General Partner and you in this Agreement, including the indemnity agreements contained in Section 11 of this Agreement, shall:

(a)          survive the delivery, execution and closing of this Agreement;

(b)          remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, by the Managing General Partner, or any of its officers, directors, or any person who controls the Managing General Partner within the meaning of the Act, or any other indemnified party; and

(c)          survive delivery of the Units.

13.	Termination.

(a)          You shall have the right to terminate this Agreement other than the indemnification provisions of Section 11 of this Agreement by giving notice as specified below any time at or before a closing date:

(i)           if the Managing General Partner has failed, refused, or been unable at or before a closing date, to perform any of its obligations under this Agreement; or

(ii)          there has occurred an event materially and adversely affecting the value of the Units.

If you elect to terminate this Agreement other than the indemnification provisions of Section 11 of this Agreement, then the Managing General Partner shall be promptly notified by you by telephone, e-mail, facsimile, or telegram, confirmed by letter.

(b)          The Managing General Partner may terminate this Agreement other than the indemnification provisions of Section 11 of this Agreement, for any reason and at any time, by promptly giving notice to you by telephone, e-mail, facsimile, or telegram, confirmed by letter as specified below at or before a closing date.

14.	Notices.

(a)           All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing.

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(b)          Any notice or communication sent by the Managing General Partner or a Partnership to you shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed to you at 409 Butler Road, Kittanning, Pennsylvania 16201.

(c)          Any notice or communication sent by you to the Managing General Partner or a Partnership shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed at 409 Butler Road, Suite A, Kittanning, Pennsylvania 16201.

15.	Format of Checks/Escrow Agent. Pending receipt of the minimum subscription proceeds of $2,000,000 of each Partnership as set forth in Section 4( c ) of this Agreement, or minimum subscription proceeds of $15,000,000 in the case of Pennsylvania subscribers as provided in Section 6 of the Escrow Agreement discussed below, the Managing General Partner and you and the Selling Dealers, including customer carrying broker/dealers, agree that all subscribers shall be instructed to make their checks or wire transfers payable solely to the Escrow Agent as agent for the Partnership in which the Units are then being offered as follows:

(a)           “Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2013-A LP”;

(b)           “Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2014-A LP”; or

(c)           “Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2014-B LP.”

You agree and shall require the Selling Dealers, including customer carrying broker/dealers, to agree to comply with Rule 15c2-4 adopted under the Act of 1934. In addition, for identification purposes, wire transfers should reference the subscriber’s name and the account number of the escrow account for the Partnership in which the Units are then being offered.

If you receive a check not conforming to the foregoing instructions, then you shall return the check to the Selling Dealer not later than the end of the next business day following its receipt by you. The Selling Dealer shall then return the check directly to the subscriber not later than the end of the next business day following its receipt from you. Checks received by you or a Selling Dealer which conform to the foregoing instructions shall be transmitted by you under Section 16 “Transmittal Procedures,” below.

16.	Transmittal Procedures. You and each Selling Dealer, including customer carrying broker/dealers, shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term “Selling Dealer” shall also include you as Dealer-Manager when you receive subscriptions from investors.

(a)          Pending receipt of a Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4( c ) of this Agreement, or minimum subscription proceeds of $15,000,000 in the case of Pennsylvania subscribers as provided in section 6 of the Escrow Agreement, the Selling Dealers on receipt of any check from a subscriber shall promptly transmit the check and the original executed Subscription Agreement to you, as Dealer-Manager, by the end of the next business day following receipt of the check by the Selling Dealer. By the end of the next business day following your receipt of the check and the original executed Subscription Agreement, you, as Dealer-Manager, shall transmit the check and a copy of the executed Subscription Agreement to the Escrow Agent, and the original executed Subscription Agreement and a copy of the check to the Managing General Partner.

(b)          On receipt by you, as Dealer-Manager, of notice from the Managing General Partner that the Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4( c ) of this Agreement have been received, or minimum subscription proceeds of $15,000,000 have been received in the case of Pennsylvania subscribers as provided in section 6 of the Escrow Agreement, the Managing General Partner, you, and the Selling Dealers agree that all subscribers then may be instructed, in the Managing General Partner’s sole discretion, to make their checks or wires payable solely to the Partnership in which Units are then being offered.

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Thereafter, the Selling Dealers shall promptly transmit any and all checks received from subscribers and the original executed Subscription Agreement to you, as Dealer-Manager, by the end of the next business day following receipt of the check by the Selling Dealer. By the end of the next business day following your receipt of the check and the original executed Subscription Agreement, you, as Dealer-Manager, shall transmit the check and the original executed Subscription Agreement to the Managing General Partner.

17.	Parties. This Agreement shall inure to the benefit of and be binding on you, the Managing General Partner, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including the Partnerships, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you or a Selling Dealer shall be construed a successor or assign merely by reason of the purchase.
18.	Relationship. This Agreement shall not constitute you a partner of the Managing General Partner, a Partnership, or any general partner of a Partnership, nor render the Managing General Partner, the Partnerships, or any general partner of a Partnership liable for any of your obligations.
19.	Effective Date. This Agreement is made effective as of the date accepted by you as indicated by your signature to this Agreement.
20.	Entire Agreement, Waiver.

(a)           This Agreement constitutes the entire agreement among the parties, and shall not be amended or modified in any way except by subsequent agreement executed in writing. No party to this Agreement shall be liable or bound to any other party by any agreement except as specifically set forth in this Agreement.

(b)           Any party may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of that term or condition of this Agreement. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.

21.	Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

22.	Complaints. The Managing General Partner and you, as Dealer-Manager, agree as follows:

(a)          to notify the other if either receives an investor complaint in connection with the offer or sale of Units by you or a Selling Dealer;

(b)          to cooperate with the other in resolving the complaint; and

(c)          to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Units by you or a Selling Dealer.

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23.	Privacy. “Confidential Information” means all information provided by a party to this Agreement that is the disclosing party (the “Discloser”) to the other party to this Agreement that is the receiving party (the “Recipient”) that is proprietary and/or non-public related to the past, present and future business activities of the Discloser, its affiliates and agents, including, without limitation, all information related to: (i) a party’s employees, customers, and third-party contractors; (ii) a party’s operational and business proposals and plans, pricing, financial information, methods, processes, code, data, lists (including customer lists), inventions, apparatus, statistics, programs, research, development, information technology, network designs, passwords, sign-on codes, and usage data; (iii) the terms and existence of this Agreement; (iv) all Personal Information (as defined below), and (v) any other information that is designated as confidential by the Discloser. All of the Discloser’s Confidential Information, including any derivative works thereof, is, and shall remain, proprietary to the Discloser. “Personal Information” means all contact information of a person or entity provided by the Discloser to the other party, such as addresses, telephone numbers, information regarding the person’s gender, age, social security number, account numbers, financial and health information, Identifying Information (as defined below), and any information regarding any person's/entity's relationship to the Discloser. “Identifying Information” means any name or number that may be used, alone or in conjunction with any other information, to identify a specific person, including without limitation, any name, social security number, date of birth, state of residence or government issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number; unique biometric data, such as fingerprint, voice print, retina scan or iris image, or other unique physical characteristic; unique electronic identification number, address, or routing code; or telecommunication identifying information or access device, as well as any consumer information within the definition of “nonpublic personal information” as set forth in Article V of the Gramm-Leach-Bliley Act (15 USC 6801 et seq.) and the rules and regulations adopted pursuant thereto, as amended from time to time.

Exceptions. Other than Personal Information, Confidential Information does not include information that is or was, at the time of the disclosure: (i) generally known or available to the public; (ii) received by the Recipient from a third-party; (iv) already in the Recipient’s possession prior to the date of receipt from the Discloser; or (v) independently developed by the Recipient; provided in each case that such foregoing information was not delivered to or obtained by the Recipient as a result of any breach of this Agreement, applicable law or any contractual or fiduciary obligation owed to Discloser. The Recipient may disclose the Discloser’s Confidential Information to the extent such disclosure is required by law, provided that the Discloser is given prompt notice of the disclosure requirement, to the extent practicable, so that the Discloser has an opportunity to petition for protective concealment of, or oppose, the disclosure.

Treatment of Confidential Information. At all times the Recipient shall:

(a)          use the same standard of care to protect the Confidential Information as it uses to protect its own confidential information of a similar nature, but not less than a commercially reasonable standard of care;

(b)          not use the Discloser’s Confidential Information other than as necessary to perform its obligations under this Agreement;

(c)          not disclose, or distribute, or disseminate the Confidential Information to any third party; and

(d)         disclose the Discloser’s Confidential Information to its agents and or affiliates on a “need to know” basis only, provided that the Recipient requires each of its affiliates and agents to be bound by obligations of the confidentiality and restrictions against disclosure of the Disclosure’s Confidential Information at least as restrictive as those contained in this Agreement.

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In addition to its obligations in the “Treatment of Confidential Information” subsection above, each party has implemented and shall maintain, and shall require all third parties to whom it discloses Confidential and Personal Information to implement and maintain, an effective information security program to protect the Personal Information from disclosure that is not specifically authorized pursuant to this Agreement, including, without limitation, encrypting such information using commercially reasonable encryption technology. The security program shall be designed to:

(a)	ensure the security and confidentiality of Personal Information;
(b)	include reasonable policies and procedures designed to identify and detect patterns, practices, or specific activities that indicate the possible existence of identity theft, and prevent, and mitigate the risk thereof;
(c)	protect against any anticipated threats or hazards to the security or integrity of Personal Information including, without limitation, the risk of identity theft; and
(d)	protect against any unauthorized access to, or use of Personal Information, including, without limitation, identifying and detecting any patterns, practices, or specific activities indicating the possibility of identity theft.

In addition, the Recipient shall, upon Discloser’s written request, promptly provide the Discloser detailed information regarding any failure or breach of such security program involving Confidential and Personal Information provided the Recipient by the Discloser pursuant to this Agreement, including how and when such failure or breach occurred, and what actions have been or are being taken to remedy such failure or breach.

a.	Each party shall defend, indemnify and hold harmless the other party for any third party claims that arise from relating to or arising out of any breach or alleged breach of its obligations under this Section (including any loss, cost of damage arising from the failure to notify and timely cooperate with any notice requirement) in accordance with the terms of the indemnification provided for through this Agreement.
b.	Notice. If a party knows of any disclosure or loss of, or inability to account for, or any incident relating to unauthorized access to or acquisition of, any of Confidential and Personal Information of the other party under this Section, the party must notify the other party promptly and at its costs take the following actions:
(i)	promptly notify the other party in writing of the discovery of such disclosure, loss or incident, to the extent practicable, otherwise as soon as possible;
(ii)	take all actions as may be necessary or reasonably requested to minimize the problem; and
(iii)	cooperate with the other party in all reasonable respects to notify affected individuals and minimize any resulting damage.

Limited Disclosure. The Recipient shall not disclose Personal Information to any third-party or use any Personal Information, except as permitted by law, and then only to the extent necessary to carry out its obligations under this Agreement.

24.	Anti-Money Laundering Provision. You represent to the Managing General Partner and the Partnerships that you have established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Conduct Rules, Act of 1934 Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”), and together with the USA PATRIOT Act, the “AML Rules,” reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Units. You further represent that you are currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and you hereby covenant to remain in compliance with those requirements and shall, on request by the Managing General Partner or the Partnership, provide a certification that, as of the date of the certification:

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(a)	your AML Program is consistent with the AML Rules; and
(b)	you are currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

Further, in accordance with the USA PATRIOT Act, you agree that the Units may not be offered, sold, transferred or delivered, directly or indirectly, to anyone who is:

(a)	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
(b)	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
(c)	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
(d)	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
(e)	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.
24.	Acceptance. Please confirm your agreement to the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.

(Signatures on following page)

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MANAGING GENERAL PARTNER MDS ENERGY DEVELOPMENT, LLC, a Pennsylvania limited liability company

, 2013	By:
Date		Michael D. Snyder, President

PARTNERSHIPS MDS ENERGY PUBLIC 2013-A LP MDS ENERGY PUBLIC 2014-A LP MDS ENERGY PUBLIC 2014-B LP
	By:	MDS Energy Development, LLC,
Managing General Partner

, 2013	By:
Date		Michael D. Snyder, President

DEALER-MANAGER MDS SECURITIES, LLC a Pennsylvania limited liability company

, 2013	By:
Date		Jason C. Knapp, President

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EXHIBIT A

FORM OF ESCROW AGREEMENT

EXHIBIT A

MDS ENERGY PUBLIC 2013-A LP

ESCROW AGREEMENT

THIS AGREEMENT (the “Agreement”) is effective as of ______________, 2013, by and among MDS Energy Development, LLC, a Pennsylvania limited liability company (the “Managing General Partner”), MDS Securities, LLC, a Pennsylvania limited liability company (“MDS Securities” or the “Dealer-Manager”), MDS Energy Public 2013-A LP, a Delaware limited partnership (the “Partnership”) and Citizens Bank of Pennsylvania, National Association, a national banking association, as escrow agent (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Managing General Partner intends to offer for sale to qualified investors (the “Investors”) up to 30,000 limited partnership interests (the “Units”).

WHEREAS, each Investor will be required to pay his subscription in full on subscribing by check or wire (the “Subscription Proceeds”).

WHEREAS, the cost per Unit will be $10,000, subject to discounted prices for sales to certain classes of Investors.

WHEREAS, larger subscriptions are permitted in $1,000 increments (e.g. $11,000, $12,000, etc.), and the Managing General Partner may accept subscriptions for less than one Unit in its sole discretion.

WHEREAS, the Managing General Partner and MDS Securities have executed an agreement (the “Dealer-Manager Agreement”) under which MDS Securities will solicit subscriptions for Units in all states on a “best efforts” “all or none” basis for Subscription Proceeds of $2,000,000 and on a “best efforts” basis for the remaining Units and under which MDS Securities has been authorized to select certain members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to participate in the offering of the Units (the “Selling Dealers”).

WHEREAS, under the terms of the Selling Dealer Agreements and subject to Section 6 of this Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the Managing General Partner of the minimum Subscription Proceeds of $2,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors, and Affiliates.

WHEREAS, no subscriptions to the Partnership will be accepted after the “Offering Termination Date,” which is the first to occur of either:

•              receipt of the maximum Subscription Proceeds of $300,000,000; or

•              December 31, 2013.

WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934, the Managing General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement.

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NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

1.	Appointment of Escrow Agent. The Managing General Partner, the Partnership and the Dealer-Manager appoint the Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with the Escrow Agent by the Dealer-Manager and the Managing General Partner under this Agreement, and the Escrow Agent agrees to serve in this capacity during the term and based on the provisions of this Agreement.
2.	Deposit of Subscription Proceeds. Pending receipt of the minimum Subscription Proceeds of $2,000,000, the Dealer-Manager and the Managing General Partner shall deposit the Subscription Proceeds of each Investor to whom they sell Units with the Escrow Agent and shall deliver to the Escrow Agent a copy of the “Subscription Agreement,” which is the execution and subscription instrument signed by the Investor to evidence his agreement to purchase Units in the Partnership. In this regard, the Selling Dealers shall promptly transmit any and all checks received by them from Investors and the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check by them. By the end of the next business day following the Dealer-Manager’s receipt of the check and the original executed Subscription Agreement, the Dealer-Manager shall transmit the check and a copy of the executed Subscription Agreement to the Escrow Agent.

Payment for each subscription for Units shall be in the form of a check or wire made payable to the Escrow Agent as follows: “Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2013-A LP” pending receipt of the Partnership’s minimum Subscription Proceeds of $2,000,000. The Escrow Agent shall hold the Subscription Proceeds in a separate account (the “Escrow Account”).

3.	Investment of Subscription Proceeds; Tax.
(a)	The Subscription Proceeds shall be invested as directed in writing by the Managing General Partner in any of the following: bank savings accounts, bank money market accounts, short-term certificates of deposit issued by a bank, or short-term securities issued or guaranteed by the United States government. In the absence of complete written instructions from the Managing General Partner, the Subscription Proceeds shall be deposited and invested in the account described in the attached Appendix I to this Agreement, which is hereby incorporated herein and made a part of this Agreement. The Managing General Partner confirms that it has read and understands Appendix I. The interest or other income earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of Section 4 or 5 of this Agreement, as the case may be. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The parties hereto acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.
(b)	For tax reporting purposes, all interest or other income earned on the Subscription Proceeds deposited in the Escrow Account shall be reported to the Partnership.
(c)	Upon or before the execution of this Agreement, the parties to this Agreement shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate IRS Forms W-9 and any other forms and documents that the Escrow Agent may reasonably request. The parties hereto understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Subscription Proceeds pursuant to this Agreement. The Managing General Partner shall also provide tax reporting documentation for the Investors as the Escrow Agent may reasonably request, should the Escrow Agent be required to disburse Subscription Proceeds or interest or other income on Subscription Proceeds back to the Investors.

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4.	Distribution of Subscription Proceeds.

(a)           If the Escrow Agent:

(i)            receives proper written notice from an authorized officer of the Managing General Partner and the Dealer-Manager that at least the minimum Subscription Proceeds of $2,000,000 have been received, deposited with the Escrow Agent and accepted by the Managing General Partner (a “Distribution of Subscription Proceeds Notice”); and

(ii)           determines that Subscription Proceeds for at least $2,000,000 are Distributable Subscription Proceeds (as defined below);

the Escrow Agent shall promptly release and distribute to the Managing General Partner the Distributable Subscription Proceeds plus any interest paid and investment income earned on the Distributable Subscription Proceeds while held by the Escrow Agent in the Escrow Account. For purposes of this Agreement, “Distributable Subscription Proceeds” are Subscription Proceeds which have been deposited in the Escrow Account (1) by wire transfer; and (2) by check, but in the case of checks only at the time that enough time has passed to permit payments to have returned unpaid by the bank on which the check was drawn.

(b)          Following the distribution under Section 4(a), any remaining Subscription Proceeds, plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the Escrow Account, shall be released and distributed to the Managing General Partner by the Escrow Agent promptly after the Subscription Proceeds become Distributable Subscription Proceeds after a one business day period from the date of deposit.

(c)          The Escrow Agent shall have no duty to make any disbursement, investment or other use of Subscription Proceeds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Managing General Partner shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks directly to the Investor. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.

5.            Separate Partnership Account. During the continuation of the offering after the Partnership is funded with cleared Subscription Proceeds of at least $2,000,000 and the Escrow Agent receives the written notice described in Section 4 of this Agreement, and before the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager and the Managing General Partner directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6.            Subscriptions of Pennsylvania Investors. Notwithstanding any other provision of this Agreement to the contrary:

(a)           The Escrow Agent shall deposit Subscription Proceeds from Pennsylvania Investors into a separate fund (the “Pennsylvania Escrow Fund”) within the Escrow Account to be held in escrow pursuant to this Agreement for up to 120 calendar days after the Subscription Proceeds of the first Pennsylvania Investor are received by the Escrow Agent. The Pennsylvania Escrow Fund shall be automatically renewed for additional 120 calendar day periods during the term of this Agreement. Funds shall be promptly released from the Pennsylvania Escrow Fund and distributed to the Managing General Partner in the same manner as described in Section 4 with respect to the Escrow Fund when Escrow Agent receives a Distribution of Subscription Proceeds Notice from an authorized officer of the Managing General Partner that the total of all Subscription Proceeds received and accepted by the Managing General Partner, including Subscription Proceeds from Pennsylvania Investors and all other Subscription Proceeds (including the minimum Subscription Proceeds of $2,000,000), total $15,000,000 or more, and directing the Escrow Agent to make such distributions to the Managing General Partner.

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The parties agree that the Dealer-Manager and the Managing General Partner will specifically identify subscriptions of Pennsylvania Investors to the Escrow Agent by written notice(s) which shall be provided to Escrow Agent so that such notice is received by Escrow Agent prior to submission to Escrow Agent of Pennsylvania Subscription Proceeds by way of either wire transfer or check. Upon receipt of each such written notice, the Escrow Agent will not commingle those subscriptions with subscriptions of residents of other states but rather will hold such Pennsylvania Subscription Proceeds in the Pennsylvania Escrow Fund in the Escrow Account. Any interest and investment income earned on such Pennsylvania Subscription Proceeds shall also be held in the Pennsylvania Escrow Fund.

(b)          If total Subscription Proceeds, including Subscription Proceeds received from Pennsylvania Investors, of at least $15,000,000 have not been received and accepted by the Managing General Partner at the end of the first 120 day escrow period, the Partnership must notify the Pennsylvania Investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within ten (10) calendar days after the end of the escrow period that they have a right to have their Subscription Proceeds returned to them, together with any interest earned thereon and without deduction for any fees. If a Pennsylvania Investor requests the return of the Investor’s Subscription Proceeds within ten (10) calendar days after receipt of notification, the Managing General Partner must return the Pennsylvania Investor’s Subscription Proceeds within 15 days after the Managing General Partner’s receipt of the Pennsylvania Investor’s request, and the Managing General Partner will promptly direct the Escrow Agent in a signed writing to return the Pennsylvania Investor’s Subscription Proceeds, plus any interest paid and investment income earned on the Pennsylvania Investor’s Subscription Proceeds while held by the Escrow Agent in the Pennsylvania Escrow Fund, directly to the Pennsylvania Investor. Upon receipt of such signed, written direction from the Managing General Partner, the Escrow Agent shall disburse such amount to the Investor within three (3) Business Days after the Escrow Agent’s receipt of such Managing General Partner’s written direction. If the Pennsylvania Investor does not timely request the return of the Investor’s Subscription Proceeds, then the Investor’s Subscription Proceeds will continue to be held in the Pennsylvania Escrow Fund within the Escrow Account for another 120 day period, as described in Section 6(a), under the terms and conditions of this Agreement and this Section 6 shall again apply to the Pennsylvania Investor’s Subscription Proceeds.

7.	Distributions to Subscribers.

(a)          If the Partnership is not funded as contemplated because less than the minimum Subscription Proceeds of $2,000,000 have been received and accepted by the Managing General Partner by twelve (12:00) a.m. (midnight), local time, Eastern Standard Time on the Offering Termination Date, or for any other reason, then the Managing General Partner shall notify the Escrow Agent that the minimum Subscription Proceeds of $2,000,000 has not been received and accepted, and the Escrow Agent promptly shall distribute to each Investor for which the Escrow Agent has a copy of the Subscription Agreement, a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest or investment income earned on the Investor’s Subscription Proceeds while held by the Escrow Agent in the Escrow Account.

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(b)          If a subscription for Units submitted by an Investor is rejected by the Managing General Partner for any reason after the Subscription Proceeds relating to the subscription have been deposited with the Escrow Agent, then the Managing General Partner promptly shall notify the Escrow Agent in writing of the rejection, and the Escrow Agent shall promptly distribute to the Investor for which the Escrow Agent has a copy of a Subscription Agreement, a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest or investment income earned on the Investor’s Subscription Proceeds while held by the Escrow Agent in the Escrow Account.

8.	Compensation and Expenses of Escrow Agent. The Managing General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services under this Agreement, as provided in the attached Appendix II to this Agreement, which is hereby incorporated herein and made a part of this Agreement, and the charges, expenses (including any reasonable attorneys’ fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in the Escrow Account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $2,000,000 and the Escrow Agent receives the proper written notice described in Section 4 of this Agreement, at which time the Escrow Agent shall have, and is granted, a prior lien on any property, cash, or assets held under this Agreement, with respect to its unpaid compensation and non-reimbursed expenses, superior to the interests of any other persons or entities.

9.	Duties of Escrow Agent. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the Managing General Partner or an authorized officer of the Managing General Partner. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the Managing General Partner. Upon or before the execution of this Agreement, the Managing General Partner shall deliver to the Escrow Agent an authorized signers list in the attached form of Appendix III to this Agreement, which is hereby incorporated herein and made a part of this Agreement, and the Dealer-Manager shall deliver to the Escrow Agent an authorized signers list in the attached form of Appendix IV, which is hereby incorporated herein and made a part of this Agreement.

10.	Limitation on Liability of Escrow Agent.

(a)          The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss.

(b)          IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(c)          The Escrow Agent’s duties and obligations under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any party to this Agreement or to any third-party as a result of any action or omission taken or made by the Escrow Agent in accordance with this Agreement. The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Agreement, except as otherwise explicitly set forth in this Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent.

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(d)          The Managing General Partner, the Dealer-Manager, and the Partnership will jointly and severally indemnify the Escrow Agent, defend and hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, claims, costs, fees and expenses (including reasonable attorney’s fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. If any legal questions arise concerning the Escrow Agent’s duties and obligations under this Agreement, then the Escrow Agent may consult with its counsel and rely without liability on written opinions given to it by its counsel. The provisions of this paragraph shall survive the assignment or termination of this Agreement and the resignation or removal of the Escrow Agent.

(e)          The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

(f)           If there is any disagreement between any of the parties to this Agreement, or between them or any other person, resulting in adverse claims or demands being made in connection with this Agreement, or if the Escrow Agent, in good faith, is in doubt as to what action it should take under this Agreement, then the Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action under this Agreement, until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Subscription Proceeds, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Subscription Proceeds, in which event the Escrow Agent shall be authorized to disburse the Subscription Proceeds in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Subscription Proceeds and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

(g)          No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights hereunder.

(h)          The parties agree that the Escrow Agent had no role in the preparation of the Subscription Agreement, has not reviewed the Subscription Agreement, and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent has not reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself.

11.	Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such after giving thirty days’ prior written notice to the other parties to this Agreement. Similarly, the Escrow Agent may be removed and replaced after receiving thirty days’ prior joint written notice from the other parties to this Agreement. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of the notice (or as of an earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest received or investment income earned thereon while held by the Escrow Agent in the Escrow Account) in its possession to a successor escrow agent appointed by the other parties to this Agreement as evidenced by a written notice filed with the Escrow Agent.

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If the other parties to this Agreement are unable to agree on a successor escrow agent or fail to appoint a successor escrow agent before the expiration of thirty days following the date of the notice of the Escrow Agent’s resignation or removal, then the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any resulting appointment shall be binding on all of the parties to this Agreement.

On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest received or investment income earned thereon while held by the Escrow Agent in the Escrow Account), the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

12.	Termination. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement after the distribution of all Subscription Proceeds (and any interest received or investment income earned thereon while held by the Escrow Agent in the Escrow Account) as contemplated by this Agreement or on the written consent of all the parties to this Agreement.
13.	Notice. Any notices or instructions to be given under this Agreement shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, or by facsimile with written confirmation of receipt (originals to be followed in the mail), or by a nationally recognized overnight courier, as follows:

If to the Escrow Agent:

Citizens Bank of Pennsylvania

c/o Institutional Services Group

870 Westminster Street, RWR 110

Providence, RI 02903

Attention: Jean A. Parrillo

Phone: (401) 282-3836

Facsimile: (401) 455-5279

If to the Managing General Partner or the Partnership:

MDS Energy Development, LLC

409 Butler Road, Suite A

Kittanning, Pennsylvania 16201

Attention: Michael D. Snyder

Phone: (724) 548-2501

Facsimile: (724) 548-2330

If to the Dealer-Manager:

MDS Securities, LLC

409 Butler Road

Kittanning, Pennsylvania 16201

Attention: Jason C. Knapp

Phone: (855) 807-0807

Facsimile: (724) 548-2330

Any party may designate any other address to which notices and instructions shall be sent by notice to all other parties hereto duly given in accordance with this Agreement.

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14.	Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(b)           This Agreement shall be binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.

(c)           This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

15.	Acknowledgements. The parties hereto acknowledge Escrow Agent has not reviewed and is not making any recommendations with respect to the Units offered. During the term of this Agreement, the Subscription Proceeds are not subject to claims by creditors of the Partnership, the Managing General Partner, the Dealer-Manager, the Partnership’s other affiliates, the Escrow Agent, or the Selling Dealers until the proceeds have been released to the Partnership pursuant to the terms of this Agreement.

[Signature page follows]

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                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

Citizens Bank of Pennsylvania, National Association as Escrow Agent

By:
[Title]

MDS Energy Development, LLC

By:
Michael D. Snyder, President

MDS Energy Public 2013-A LP

By:	MDS Energy Development, LLC Managing General Partner

By:
Michael D. Snyder, President

MDS SECURITIES, LLC

By:
Jason C. Knapp, President

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APPENDIX I TO ESCROW AGREEMENT

Agency and Custody Account Direction

For Cash Balances

___________ Money Market Deposit Accounts

Direction to use the following __________________________ Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Appendix I is attached.

In the absence of written investment instructions, the Escrow Agent is hereby directed to deposit, as indicated below, or as the Managing General Partner shall direct further in writing from time to time, all cash in the Account(s) in the following money market deposit account of Citizens Bank of Pennsylvania, National Association:

______________________________ Money Market Deposit Account (MMDA)

Amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

The Managing General Partner has full power to direct investments of the Account(s).

The Managing General Partner may change this direction at any time and that it shall continue in effect until revoked or modified by the Managing General Partner by written notice to the Escrow Agent.

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APPENDIX II TO ESCROW AGREEMENT

Compensation for Services of Escrow Agent

REVIEW AND ACCEPTANCE FEE:		$	waived

For providing initial review of the Escrow Agreement and all supporting documents and for initial services associated with establishing the Escrow Account. This is a one (1) time fee payable upon the opening of the account.

I.	Annual Administrative Fee Payable in Advance (or any portion thereof)	$

II.	Remittance of checks returned to Investors (set out in section 6 of the governing agreement)	$

III.	Wire transfers	$	waived

IV.	Purchase or Sale of Securities	$	waived

V.	Fees are subject to the type of account the Managing General Partner directs the Escrow Agent to open and to be governed by the Escrow Agreement, and these types of permitted investments are limited by the Escrow Agreement.

EXTRAORDINARY SERVICES:

For any services other than those covered by the aforementioned, a special per hour charge will be made commensurate with the character of the service, time required and responsibility involved. Such services include but are not limited to excessive administrative time, attendance at closings, specialized reports, and record keeping, unusual certifications, etc.

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APPENDIX III TO ESCROW AGREEMENT

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of MDS Energy Development, LLC and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Appendix III is attached, on behalf of Managing General Partner.

Name / Title	Specimen Signature

Michael D. Snyder
Name	Signature

President
Title

Name	Signature

Title

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APPENDIX IV TO ESCROW AGREEMENT

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of MDS Securities, LLC and are authorized to provide the notice to the Escrow Agent described in Section 4(a)(i) of the Escrow Agreement to which this Appendix IV is attached.

Name / Title	Specimen Signature

Jason C. Knapp
Name	Signature

President
Title

Name	Signature

Title

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EXHIBIT B

FORM OF SELLING DEALER AGREEMENT

EXHIBIT B

SELLING DEALER AGREEMENT

TO: ____________________________________________

RE: MDS ENERGY PUBLIC 2013 PROGRAM

Gentlemen:

MDS Energy Development, LLC (“MDS Energy Development” or the “Managing General Partner”) will be the Managing General Partner in a series of up to three limited partnerships organized under the Delaware Revised Uniform Limited Partnership Act pursuant to the MDS Energy Public 2013 Program (the “Program”): MDS Energy Public 2013-A LP, MDS Energy Public 2014-A LP and MDS Energy Public 2014-B LP, which are referred to in the singular as a “Partnership” or in plural as the “Partnerships.” The Units in the Partnerships (the “Units”) and the offering are described in the Prospectus, copies of which have been furnished to you with this Agreement.

Our firm, MDS Securities, LLC (“MDS Securities” or the “Dealer-Manager”), has entered into a Dealer-Manager Agreement for sales in all states, a copy of which has been furnished to you and is incorporated in this Agreement by reference, with the Managing General Partner and the Partnerships under which the Dealer-Manager has agreed to form a group of Financial Industry Regulatory Authority, Inc. (“FINRA”) member firms (the “Selling Dealers”). The Selling Dealers will obtain subscriptions for Units in each Partnership in all states on a “best efforts” basis under the Securities Act of 1933, as amended (the “Act”), and the provisions of the Prospectus.

You are invited to become one of the Selling Dealers on a non-exclusive basis. By your acceptance below you agree to act in that capacity and to use your best efforts, in accordance with the terms and conditions of this Agreement, to solicit subscriptions for Units in each Partnership at the time each Partnership is then being offered as provided in Section 1 of the Dealer-Manager Agreement in all states where you are duly registered or licensed as broker/dealer.

1.	Representations and Warranties of Selling Dealer. You represent and warrant to the Dealer-Manager that:
(a)	You are a corporation or other entity duly organized, validly existing, and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations under this Agreement.
(b)	This Agreement when accepted and approved by you will be duly authorized, executed, and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.
(c)	The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in the following:
(i)	any breach of any of the terms or conditions of, or constitute a default under your organizational documents, bylaws, any indenture, agreement, or other instrument to which you are a party or by which you are bound; or

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(ii)	any violation of any order applicable to you of any court, regulatory body or administrative agency having jurisdiction over you or over your affiliates.
(d)	You are duly registered under the provisions of the Securities Exchange Act of 1934 (the “Act of 1934”), as a broker/dealer, and you are a member in good standing of FINRA. You are duly registered as a broker/dealer in the jurisdictions where you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units, and you agree to comply with the statutes and other requirements applicable to you as a broker/dealer under those registrations.
(e)	Pursuant to your appointment as a Selling Dealer, you shall comply with all the provisions of the Act, insofar as the Act applies to your activities under this Agreement. Further, you shall not engage in any activity which would cause the offer and/or sale of the Units not to comply with the Act, the Act of 1934, the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”), the applicable state securities laws and regulations, this Agreement, and applicable FINRA or NASD Conduct Rules, including Rules 2420, 2730, 2740, 2750, and 2810(b)(2) and (b)(3), which provide as follows:

Sec. (b)(2)

Suitability

(A)	A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B).
(B)	In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:
(i)	have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:
a.	the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program;
b.	the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

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c.	the program is otherwise suitable for the participant; and
(ii)	maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.
(C)	Notwithstanding the provisions of subparagraphs (A) and (B) hereof, no member shall execute any transaction in direct participation program in a discretionary account without prior written approval of the transaction by the customer.
(D)	Subparagraphs (A) and (B), and, only in situations where the member is not affiliated with the direct participation program, subparagraph (C) shall not apply to:
(i)	a secondary public offering of or a secondary market transaction in a unit, depositary receipt, or other interest in a direct participation program that is listed on a national securities exchange; or
(ii)	an initial public offering of a unit, depositary receipt or other interest in a direct participation program for which an application for listing on a national securities exchange has been approved by such exchange and the applicant makes a good faith representation that it believes such listing on an exchange will occur within a reasonable period of time following the formation of the program.

Sec. (b)(3)

Disclosure

(A)	Prior to participating in a public offering of a direct participation program or REIT, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.
(B)	In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:
(i)	items of compensation;
(ii)	physical properties;

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(iii)	tax aspects;
(iv)	financial stability and experience of the sponsor;
(v)	the program’s conflict and risk factors; and
(vi)	appraisals and other pertinent reports.
(C)	For purposes of subparagraphs (A) or (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:
(i)	the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;
(ii)	the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and
(iii)	no member that participated in the inquiry is a sponsor of the program or an affiliate of such sponsor.
(D)	Prior to executing a purchase transaction in a direct participation program or REIT, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program or REIT during the term of the investment. Included in the pertinent facts shall be information regarding whether the sponsor has offered prior programs or REITs in which disclosed in the offering materials was a date or time period at which the program or REIT might be liquidated, and whether the prior program(s) or REIT(s) in fact liquidated on or around that date or during the time period.
(f)	You shall not offer or sell the Units in any jurisdiction until you have been advised in writing by the Managing General Partner, or the Managing General Partner’s special counsel, that the offer or sale of the Units:
(i)	has been qualified in the jurisdiction;
(ii)	is exempt from the qualification requirements imposed by the jurisdiction; or
(iii)	the qualification is otherwise not required.
(g)	You agree that you shall not place any advertisement or other solicitation with respect to (including without limitation any material for use in any newspaper, web site, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without:
(i)	the prior written approval of the Managing General Partner; and

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(ii)	the prior written approval of the form and content thereof by the Commission, FINRA and the securities authorities of the states where such advertisement or solicitation is to be circulated.

Any such advertisements or solicitations shall be at your expense.

(h)	You have received copies of the Prospectus relating to the Units and you have relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

You shall deliver a copy of the Prospectus (as described below) to each subscriber to whom you offer the Units at or before the completion of any sale of Units to the subscriber, which sale shall be deemed for the purposes of this Agreement to occur on the date on which that subscriber’s subscription funds are delivered to the escrow agent, or earlier if required by the Blue Sky or securities laws of any jurisdiction. Unless otherwise advised by the Managing General Partner or the Dealer-Manager, you may choose to provide each offeree with the following sales materials which are collectively referred to as the “Sales Literature”:

(i)	a brochure entitled “MDS Energy Public 2013 Program”;

(ii)	a term sheet entitled “MDS Energy Public 2013 Program”;
(iii)	a brochure entitled “MDS Energy Public 2013 Program – Tax Tips”;

(iv)	a powerpoint presentation and script entitled “MDS Energy Public 2013 Program”;
(v)	a fund fact sheet entitled “MDS Energy Public 2013 Program”; and

(vi)	possibly other supplementary materials.

Any such Sales Literature, if distributed, must have been preceded or accompanied by the delivery of the Prospectus.

(i)	If a supplement or amendment to the Prospectus is prepared and delivered to you by the Managing General Partner or the Dealer-Manager, you agree as follows:
(i)	to distribute each supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you; and
(ii)	to include each supplement or amendment in all future deliveries of the Prospectus .
(j)	In connection with any offer or sale of the Units, you agree to the following:
(i)	to comply in all respects with the statements set forth in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;
(ii)	not to make any statement inconsistent with the statements in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

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(iii)	not to provide a written information, statements, or sales materials other than the Prospectus, the Sales Literature, and any supplements or amendments to the Prospectus unless approved in writing by the Managing General Partner; and
(iv)	not to make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make statements made, in light of the circumstances under which they were made, not misleading in connection with the Partnership, the Units or the offering.
(k)	During the course of your solicitation and sale of the Units, you agree and covenant that:
(i)	you will comply with the Act, the Act of 1934, the applicable rules and regulations of the Commission, the applicable state securities laws and regulations, this Agreement, and the applicable FINRA Conduct Rules;
(ii)	the prospective purchasers meet the suitability requirements set forth in the Prospectus, the Subscription Agreement, and this Agreement; and
(iii)	the prospective purchasers will properly complete and execute the Subscription Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, which is Exhibit (A) to the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by the Managing General Partner or the Dealer-Manager to be completed by prospective purchasers.
(l)	You acknowledge and agree that the Managing General Partner shall have the right to reject any subscription at any time for any reason without liability to it; provided that the subscriber promptly receives from the Escrow Agent the return of any good and cleared funds that the subscriber submitted with the Subscription Agreement, together with any interest or investment income earned thereon while held in escrow, and without deduction for any fees or expenses; provided further that it is the Dealer-Manager’s responsibility to ensure that the Escrow Agent returns the funds to the subscriber as set forth herein. Otherwise, subscription funds and executed subscription packets shall be transmitted as set forth in Section 12 of this Agreement.
(m)	You agree and covenant that:
(i)	the representations and warranties you make in this Agreement are true and correct as of the date of this Agreement and at the applicable closing date; and

(ii)	you shall have fulfilled all your obligations under this Agreement at the applicable closing date.

2.	Commissions.

(a)	Subject to the receipt of the minimum required subscription proceeds of $2,000,000 as described in Section 4(c) of the Dealer-Manager Agreement, and the discounts described in the “Plan of Distribution” section of the Prospectus for sales to certain classes of investors, the Dealer-Manager is entitled to receive from the Managing General Partner a 7.0% Sales Commission and a 3% Dealer-Manager Fee, based on the aggregate amount of all Unit subscriptions to the Partnerships secured by the Dealer-Manager or the selling group formed by the Dealer-Manager and accepted by the Managing General Partner.

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Additionally, the Dealer-Manager is entitled to receive from the Managing General Partner reimbursement of the Selling Dealers’ bona fide due diligence expenses in connection with the Partnership, provided that any bill presented to the Dealer-Manager by you for reimbursement of costs associated with your due diligence activities in connection with the Program must be detailed and itemized.

Subject to the foregoing and terms and conditions set forth in this Agreement, including the Dealer-Manager’s receipt from you of the documentation required of you in Section 1(k)(iii) of this Agreement, the Dealer-Manager agrees to pay you on Units sold by you and accepted by the Managing General Partner:

(i)	A 7% Sales Commission, subject to the performance by you of your obligations under Appendix I to this Agreement, which is incorporated in this Agreement by reference;
(ii)	reimbursement of your reasonable accountable bona fide due diligence expenses actually incurred in connection with the Partnership, provided that any bill presented by you to the Dealer-Manager for reimbursement of costs associated with your due diligence activities must be detailed and itemized and your incurrence of such expenses was previously approved in writing by the Dealer-Manager or the Managing General Partner;
(iii)	a nonaccountable marketing fee of 1.0% per Unit in partial consideration for your marketing support, which may be reduced, in the Dealer-Manager’s discretion, in an amount equal to the Dealer-Manager’s or the Managing General Partner’s costs to participate in your national or regional sales conferences, subject to the performance by you of your obligations under as Appendix I to this Agreement; and
(iv)	the Dealer-Manager or Managing General Partner may make certain non-cash compensation arrangements with you or your registered representatives. The permissible non-cash compensation will be paid for:
(A)	training and education meetings;
(B)	gifts that do not exceed $100 per year and are not preconditioned on the achievement of a sales target;
(C)	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and
(D)	contributions by the Dealer-Manager or Managing General Partner to a non-cash compensation arrangement between you and your associated persons, provided that the Dealer-Manager and Managing General Partner do not directly or indirectly participate in your organization of the permissible non-cash compensation arrangement.

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The Dealer-Manager is responsible for ensuring that all non-cash compensation arrangements comply with the restrictions on non-cash compensation in connection with direct participation programs as set forth in FINRA Conduct Rule 2810. For example, if the Managing General Partner or Dealer-Manager pays or reimburses you in connection with meetings held by the Managing General Partner or Dealer-Manager for the purpose of training or education of your registered representatives, then the following conditions must be met:

(A)	your registered representative must obtain your prior approval to attend the meeting and attendance by your registered representatives must not be conditioned by you on the achievement of a sales target;
(B)	the location of the training and education meeting must be appropriate to the purpose of the meeting, as defined in FINRA Conduct Rule 2810;
(C)	the payment or reimbursement must not be applied to the expenses of guests of the registered representative;
(D)	the payment or reimbursement by the Managing General Partner or Dealer-Manager must not be conditioned by the Managing General Partner or Dealer-Manager on the achievement of a sales target; and
(E)	the appropriate records must be maintained.

Non-cash compensation means any form of compensation received in connection with the sale of the Units that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.

(b)	Your Sales Commissions and other fees and reimbursements that are owed to you as set forth above shall be paid to you within seven business days after the Dealer-Manager has received the related amounts owed to it under the Dealer-Manager Agreement, which the Dealer-Manager is entitled to receive within five business days after the conditions described in Section 4( d ) of the Dealer-Manager Agreement are satisfied and approximately every two weeks thereafter until the respective Partnership’s Offering Termination Date, which is described in Section 1 of the Dealer-Manager Agreement. The balance of your Sales Commissions and other fees and reimbursements which are owed to you as set forth above shall be paid to you within seven business days after the Dealer-Manager has received the related amounts owed to it under the Dealer-Manager Agreement, which the Dealer-Manager is entitled to receive within fourteen business days after the respective Partnership’s Offering Termination Date.
(c)	Notwithstanding anything in this Agreement to the contrary, you agree to waive payment of your Sales Commissions and other fees and reimbursements which are owed to you as set forth above until the Dealer-Manager is in receipt of the related amounts owed to it under the Dealer-Manager Agreement, and the Dealer-Manager’s liability to pay your Sales Commissions and other fees and reimbursements under this Agreement shall be limited solely to the proceeds of the related amounts owed to it under the Dealer-Manager Agreement.
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(d)	As provided in Section 4( c ) of the Dealer-Manager Agreement, a Partnership shall not begin operations unless it receives subscription proceeds for at least $2,000,000 by its respective Offering Termination Date. If this amount is not secured by a Partnership’s respective Offering Termination Date, then nothing shall be payable to you by the Dealer-Manager under this Agreement and all funds advanced by subscribers for Units in that Partnership shall be returned to them by the Escrow Agent with interest and income earned thereon while held in the Escrow Account, if any, and without deduction for any fees or expenses.

3.	Blue Sky Qualification. The Managing General Partner may elect not to qualify or register Units or seek an exemption in any state or jurisdiction for any reason in its sole discretion. On application to the Dealer-Manager you will be informed as to the states and jurisdictions in which the Units in the Partnership then being offered have been qualified or registered for sale or are exempt under the respective securities or “Blue Sky” laws of those states and jurisdictions.

Notwithstanding the foregoing, the Dealer-Manager, the Partnerships, and the Managing General Partner have not assumed and will not assume any obligation or responsibility as to your right to act as a broker/dealer with respect to the Units in any state or jurisdiction.

4.	Expense of Sale. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

(a)	The Dealer-Manager shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its attorneys and accountants, even if the offering of any or all of the Partnerships is not successfully completed.

(b)	You shall pay all expenses incident to the performance of your obligations under this Agreement, including the fees and expenses of your own counsel and accountants, even if the offering of any or all of the Partnerships is not successfully completed.

5.	Conditions of Your Duties. Your obligations under this Agreement, as of the date of this Agreement and at the applicable closing date, shall be subject to the following:
(a)	the performance by the Dealer-Manager of its obligations under this Agreement; and

(b)	the performance by the Managing General Partner of its obligations under the Dealer-Manager Agreement.

6.	Conditions of Dealer-Manager’s Duties. The Dealer-Manager’s obligations under this Agreement, including the duty to pay compensation and reimbursements to you as set forth in Section 2 of this Agreement, shall be subject to the following:
(a)	the accuracy, as of the date of this Agreement and at the applicable closing date as if made at the applicable closing date, of your representations and warranties made in this Agreement;
(b)	the performance by you of your obligations under this Agreement; and
(c)	the Dealer-Manager’s receipt, at or before the applicable closing date, of a fully executed Subscription Agreement for each of your prospective purchasers as required by Section 1(k)(iii) of this Agreement.

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7.	Indemnification.

(a)	You, as Selling Dealer, shall indemnify and hold harmless the Dealer-Manager, the Managing General Partner, each Partnershipagainst any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and you shall reimburse them for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.
(b)	The Dealer-Manager shall indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the Dealer-Manager’s breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and the Dealer-Manager shall reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

(c)	The foregoing indemnity agreements shall extend on the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act
(d)	Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall, if a claim in respect of the action is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement of the action; but the omission to promptly notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party. indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified and indemnifying parties. After the indemnified party has received notice from the agreed on counsel that the defense of the action under this paragraph has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action other than with respect to the agreed on counsel who assumed the defense of the action.

8.	Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Dealer-Manager and you in this Agreement, including the indemnity agreements contained in Section 7 of this Agreement, shall:

(a)	survive the delivery, execution and closing of this Agreement;
(b)	remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, by the Dealer-Manager, or any of its officers, directors or any person who controls the Dealer-Manager within the meaning of the Act, or by any other indemnified party; and

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(c)	survive delivery of the Units.
9.	Termination.
(a)	You shall have the right to terminate this Agreement, other than the indemnification provisions of Section 7 of this Agreement, by giving notice as specified in Section 16 of this Agreement any time at or before a closing date if :

(i)	the Dealer-Manager has failed, refused, or been unable at or before a closing date, to perform any of its obligations under this Agreement; or

(ii)	there has occurred an event materially and adversely affecting the value of the Units.

If you elect to terminate this Agreement, other than the indemnification provisions of Section 7 of this Agreement, then the Dealer-Manager shall be promptly notified by you by telephone, e-mail, facsimile, or telegram, confirmed by letter.

(b)	The Dealer-Manager may terminate this Agreement, other than the indemnification provisions of Section 7 of this Agreement, for any reason and at any time at or before a closing date, by promptly giving notice to you by telephone, e-mail, facsimile or telegram, confirmed by letter.

10.	Format of Checks/Escrow Agent. Pending receipt of a Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4( c ) of the Dealer-Manager Agreement, or the receipt of the minimum subscription proceeds with respect to Pennsylvania subscribers as provided in Section 6 of the Excrow Agreement discussed below, the Dealer-Manager and you, including if you are a customer carrying broker/dealer, agree that all subscribers shall be instructed to make their checks or wire transfers payable solely to the Escrow Agent as agent for the Partnership in which the Units are then being offered as follows:

(i)	“Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2013-A LP”

(ii)	“Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2014-A LP”; or

(iii)	“Citizens Bank of Pennsylvania, N.A., Escrow Agent, MDS Energy Public 2014-B LP.”

Also, you, including if you are a customer carrying broker/dealer, agree to comply with Rule 15c2-4 adopted under the Act of 1934. In addition, for identification purposes, wire transfers should reference the subscriber’s name and the account number of the escrow account for the Partnership in which the Units are then being offered.

If you receive a check not conforming to the foregoing instructions, then you shall return the check directly to the subscriber not later than the end of the next business day following its receipt by you from the subscriber. If the Dealer-Manager receives a check not conforming to the foregoing instructions, then the Dealer-Manager shall return the check to you not later than the end of the next business day following its receipt by the Dealer-Manager and you shall then return the check directly to the subscriber not later than the end of the next business day following its receipt by you from the Dealer-Manager. Checks received by you which conform to the foregoing instructions shall be transmitted by you under Section 11 “Transmittal Procedures,” below.

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You agree that you are bound by the terms of the Escrow Agreement, a copy of which is attached to the Dealer-Manager Agreement as Exhibit A.

11.	Transmittal Procedures. You, including if you are a customer carrying broker/dealer, shall transmit received investor funds in accordance with the following procedures.
(a)	Pending receipt of each Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4( c ) of the Dealer-Manager Agreement, or the receipt of the minimum subscription proceeds with respect to Pennsylvania subscribers as provided in Section 6 of the Escrow Agreement, you shall promptly transmit any and all checks received by you from subscribers and the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check by you. By the end of the next business day following the Dealer-Manager’s receipt of the check and the original executed Subscription Agreement, the Dealer-Manager shall transmit the check and a copy of the executed Subscription Agreement to the Escrow Agent, and the original executed Subscription Agreement and a copy of the check to the Managing General Partner.
(b)	On receipt by you of notice from the Managing General Partner or the Dealer-Manager that a Partnership’s minimum subscription proceeds of $2,000,000 as set forth in Section 4( c ) of the Dealer-Manager Agreement have been received, or the minimum subscription proceeds have been received with respect to Pennsylvania subscribers as provided in Section 6 of the Escrow Agreement, you shall instruct all subsequent subscribers, if requested by the Managing General Partner or the Dealer-Manager in the notice, in the Managing General Partner’s sole discretion, to make their checks or wire transfers payable solely to the Partnership in which the Units are then being offered.

Thereafter, you shall promptly transmit any and all checks received by you from subscribers and the original executed Subscription Agreements to the Dealer-Manager by the end of the next business day following receipt of each check by you. By the end of the next business day following the Dealer-Manager’s receipt of the check and the original Subscription Agreement, the Dealer-Manager shall transmit the check and the original executed Subscription Agreement to the Managing General Partner.

12.	Parties. This Agreement shall inure to the benefit of and be binding on you, the Dealer-Manager, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified partiesand their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of the purchase.
13.	Relationship. You are not authorized to hold yourself out as agent of the Dealer-Manager, the Managing General Partner, a Partnership or any other Selling Dealer. This Agreement shall not constitute you a partner of the Managing General Partner, the Dealer-Manager, a Partnership, any general partner of a Partnership, or any other Selling Dealer, nor render, the Managing General Partner, the Dealer-Manager, the Partnerships, any general partner of a Partnership, or any other Selling Dealer, liable for any of your obligations under this Agreement.

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14.	Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature to this Agreement.

15.	Entire Agreement, Waiver.
(a)	This Agreement constitutes the entire agreement between the Dealer-Manager and you, and shall not be amended or modified in any way except by subsequent agreement executed in writing between the Dealer-Manager and you. Neither party to this Agreement shall be liable or bound to the other by any agreement except as specifically set forth in this Agreement.
(b)	The Dealer-Manager and you may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of the same term or condition of this Agreement, unless specifically provided to the contrary in the waiver, or a breach of any other term or condition of this Agreement.
(c)	Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.
16.	Notices.
(a)	Any communications from you shall be in writing addressed to the Dealer-Manager at 409 Butler Road, Suite A, Kittanning, Pennsylvania 16201.
(b)	Any notice from the Dealer-Manager to you shall be deemed to have been duly given if mailed, faxed or telegraphed to you at your address shown below.
17.	Complaints. The Dealer-Manager and you agree as follows:
(a)	to notify the other if either receives an investor complaint in connection with the offer or sale of Units by you;
(b)	to cooperate with the other in resolving the complaint; and
(c)	to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Units by you.
18.	Privacy. “Confidential Information” means all information provided by a party to this Agreement that is the disclosing party (the “Discloser”) to the other party to this Agreement that is the receiving party (the “Recipient”) that is proprietary and/or non-public related to the past, present and future business activities of the Discloser, its affiliates and agents, including, without limitation, all information related to: (i) a party’s employees, customers, and third-party contractors; (ii) a party’s operational and business proposals and plans, pricing, financial information, methods, processes, code, data, lists (including customer lists), inventions, apparatus, statistics, programs, research, development, information technology, network designs, passwords, sign-on codes, and usage data; (iii) the terms and existence of this Agreement; (iv) all Personal Information (as defined below), and (v) any other information that is designated as confidential by the Discloser. All of the Discloser’s Confidential Information, including any derivative works thereof, is, and shall remain, proprietary to the Discloser. “Personal Information” means all contact information of a person or entity provided by the Discloser to the other party, such as addresses, telephone numbers, information regarding the person’s gender, age, social security number, account numbers, financial and health information, Identifying Information (as defined below), and any information regarding any person's/entity's relationship to the Discloser. “Identifying Information” means any name or number that may be used, alone or in conjunction with any other information, to identify a specific person, including without limitation, any name, social security number, date of birth, state of residence or government issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number; unique biometric data, such as fingerprint, voice print, retina scan or iris image, or other unique physical characteristic; unique electronic identification number, address, or routing code; or telecommunication identifying information or access device, as well as any consumer information within the definition of “nonpublic personal information” as set forth in Article V of the Gramm-Leach-Bliley Act (15 USC 6801 et seq.) and the rules and regulations adopted pursuant thereto, as amended from time to time.

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(a)	Exceptions. Other than Personal Information, Confidential Information does not include information that is or was, at the time of the disclosure: (i) generally known or available to the public; (ii) received by the Recipient from a third-party; (iv) already in the Recipient’s possession prior to the date of receipt from the Discloser; or (v) independently developed by the Recipient; provided in each case that such foregoing information was not delivered to or obtained by the Recipient as a result of any breach of this Agreement, applicable law or any contractual or fiduciary obligation owed to Discloser. The Recipient may disclose the Discloser’s Confidential Information to the extent such disclosure is required by law, provided that the Discloser is given prompt notice of the disclosure requirement, to the extent practicable, so that the Discloser has an opportunity to petition for protective concealment of, or oppose, the disclosure.
(b)	Treatment of Confidential Information. At all times the Recipient shall:
(i)	use the same standard of care to protect the Confidential Information as it uses to protect its own confidential information of a similar nature, but not less than a commercially reasonable standard of care;
(ii)	not use the Discloser’s Confidential Information other than as necessary to perform its obligations under this Agreement;
(iii)	not disclose, or distribute, or disseminate the Confidential Information to any third party; and
(iv)	disclose the Discloser’s Confidential Information to its agents and or affiliates on a “need to know” basis only, provided that the Recipient requires each of its affiliates and agents to be bound by obligations of the confidentiality and restrictions against disclosure of the Disclosure’s Confidential Information at least as restrictive as those contained in this Agreement.

In addition to its obligations in the “Treatment of Confidential Information” subsection above, each party has implemented and shall maintain, and shall require all third parties to whom it discloses Confidential and Personal Information to implement and maintain, an effective information security program to protect the Personal Information from disclosure that is not specifically authorized pursuant to this Agreement, including, without limitation, encrypting such information using commercially reasonable encryption technology. The security program shall be designed to:

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(i)	ensure the security and confidentiality of Personal Information;
(ii)	include reasonable policies and procedures designed to identify and detect patterns,practices, or specific activities that indicate the possible existence of identity theft, and prevent, and mitigate the risk thereof;
(iii)	protect against any anticipated threats or hazards to the security or integrity of Personal Information including, without limitation, the risk of identity theft; and
(iv)	protect against any unauthorized access to, or use of Personal Information, including, without limitation, identifying and detecting any patterns, practices, or specific activities indicating the possibility of identity theft.

In addition, the Recipient shall, upon Discloser’s written request, promptly provide the Discloser detailed information regarding any failure or breach of such security program involving Confidential and Personal Information provided the Recipient by the Discloser pursuant to this Agreement, including how and when such failure or breach occurred, and what actions have been or are being taken to remedy such failure or breach.

(c)	Idemnification. Each party shall defend, indemnify and hold harmless the other party for any third party claims that arise from relating to or arising out of any breach or alleged breach of its obligations under this Section (including any loss, cost of damage arising from the failure to notify and timely cooperate with any notice requirement) in accordance with the terms of the indemnification provided for through this Agreement.
(d)	Notice. If a party knows of any disclosure or loss of, or inability to account for, or any incident relating to unauthorized access to or acquisition of, any of Confidential and Personal Information of the other party under this Section, the party must notify the other party promptly and at its costs take the following actions:

(i)	promptly notify the other party in writing of the discovery of such disclosure, loss or incident, to the extent practicable, otherwise as soon as possible;
(ii)	take all actions as may be necessary or reasonably requested to minimize the problem; and

(iii)	cooperate with the other party in all reasonable respects to notify affected individuals and minimize any resulting damage.

(e)	Limited Disclosure. The Recipient shall not disclose Personal Information to any third-party or use any Personal Information, except as permitted by law, and then only to the extent necessary to carry out its obligations under this Agreement.

19.	Anti-Money Laundering Provision. Each party to this Agreement represents to the other party to this Agreement that it has established and implemented an anti-money laundering compliance program in accordance with applicable law, including applicable FINRA Conduct Rules, rules and regulations promulgated under the Act of 1934 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Units. Each party to this Agreement further represents that it currently is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and each party to this Agreement hereby covenants to remain in compliance with those requirements and shall, on request by the other party, provide a certification to the requesting party that, as of the date of the certification:

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(a)	the party’s AML Program is consistent with the AML Rules; and
(b)	the party is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

Further, in accordance with the USA PATRIOT Act, each party under this Agreement agrees that the Units may not be offered, sold, transferred or delivered, directly or indirectly, to anyone who is:

(a)	a “designated national,” “specially designated national,” “specially designated terrorist,”“specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
(b)	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
(c)	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
(d)	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
(e)	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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20.	Acceptance. Please confirm your agreement to become a Selling Dealer under the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.

Sincerely,

, 2013	MDS SECURITIES, LLC

ATTEST:

By:
(SEAL) Secretary	Jason C. Knapp, President

(The Selling Dealer’s signature is on the following page)

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ACCEPTANCE:

We accept your invitation to become a Selling Dealer under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We acknowledge receipt of the Prospectuses and a copy of the Dealer-Manager Agreement referred to above.

, 2013

a(n) corporation,

ATTEST:

By:
(SEAL) Secretary		President

(Address)

(Address to Send Commissions, if different from above)

(Telephone Number)

Our CRD Number is
Our Tax ID Number is

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APPENDIX I TO SELLING DEALER AGREEMENT

In partial consideration for the payment to you, as Selling Dealer, by the Dealer-Manager of the Sales Commission and your other compensation as set forth in Section 2(a) of the Selling Dealer Agreement, you warrant, represent, covenant, and agree with the Dealer-Manager that you, as Selling Dealer, shall do the following:

•	announce the availability of the Units on your platform to your registered representatives, whether by newsletter, e-mail, mail or other means of your sole choosing, which announcement also shall advise your registered representatives of the availability of the Units on your platform and to contact the Dealer-Manager, with a copy of the announcement provided concurrently to the Dealer-Manager; and
•	provide the Dealer-Manager with the names, telephone numbers, addresses and e-mail addresses of your registered representatives, which information shall be kept confidential by the Dealer-Manager and the Managing General Partner and shall not be used for any purpose other than educating the registered representatives and marketing the offering as set forth in the Dealer-Manager Agreement and this Selling Dealer Agreement. Further, you, as Selling Dealer, agree that the Dealer-Manager and the Managing General Partner may directly contact your registered representatives, in person or otherwise, to:
•	inform them of the offering;
•	explain the merits and risks of the offering; and
•	otherwise assist in your registered representatives’ efforts to solicit and sell Units.

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